EXHIBIT 8

List of Significant Subsidiaries


The following is a list of our significant subsidiaries:

       Company                                     Country of
                                                   Incorporation
       -------                                     -------------

       Orthofix Inc.                               United States
       Orthofix S.r.l.                             Italy
       DMO S.r.l.                                  Italy
       Novamedix Services Limited                  U.K.
       Orthosonics Limited                         U.K.
       Intavent Orthofix Limited                   U.K.
       Orthofix Ltd                                U.K.
       Novamedix Distribution Limited              Cyprus
       Inter Medical Supplies Limited              Cyprus
       Inter Medical Supplies Limited              Seychelles
       Orthofix AG                                 Switzerland
       Orthofix GmbH                               Germany
       Orthofix International B.V.                 Holland
       Orthofix do Brasil                          Brazil
       Orthofix S.A.                               France
       Promeca SA de CV                            Mexico